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                                                                    EXHIBIT 10.1

                                                                           FINAL

                     AMENDMENT TO MASTER SERVICES AGREEMENT

     This Amendment to the Master Services Agreement is entered into this 1st day of November, 2006 by and between Seisint, Inc. ("Seisint"), with its principal place of business at 6601 Park of Commerce Boulevard, Boca Raton, Florida 33487, and Edentify, Inc. ("Edentify"), with its principal place of business at 74 West Broad Street, Suite 350, Bethlehem, Pennsylvania 18018.

     WHEREAS, Seisint and Edentify (collectively the "Parties") entered into the Master Services Agreement and SOW 1 to Master Services Agreement (collectively the "Agreement") on October 3, 2005 for Seisint to provide Edentify processing services; and

     WHEREAS, Seisint and Edentify seek to create a framework for resolving their dispute;

     WHEREAS, the Parties have agreed to amend the Agreement and intend that this Amendment shall constitute an amendment thereto;

     NOW, THEREFORE, agreeing to be bound by the terms and conditions of this Amendment, the Parties hereby agree that the Agreement shall be modified and amended as follows:

1. Section 4.2 of the Agreement is deleted in its entirety and is replaced by the following:

     A. On or before 2:00 PM, eastern timezone, on November 2, 2006, Edentify shall pay to Seisint the sum of Three Hundred Thousand Dollars ($300,000.00) via wire transfer to:

     Account Name: Seisint, Inc.
     Bank Name:    Citibank, N.A.
     Bank Address: New York, NY
     Account #     30589856
     ABA #         021000089

     Edentify shall with respect to that payment also on or before that time forward wire transfer remittance information, including customer account number, customer name and payment amount to payments@seisint.com.


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     B. On or before noon, eastern timezone, on November 30, 2006, Edentify shall pay to Seisint the sum of Four Hundred Thousand Dollars ($400,000.00) via wire transfer to:

     Account Name: Seisint, Inc.
     Bank Name:    Citibank, N.A.
     Bank Address: New York, NY
     Account #     30589856
     ABA #         021000089

     Edentify shall with respect to that payment also on or before that time forward wire transfer remittance information, including customer account number, customer name and payment amount to payments@seisint.com.

     C. Edentify shall additionally pay to Seisint by the same wire transfer process the sum of Twenty-five Thousand dollars ($25,000.00) on November 30, 2006; on December 31, 2006; and again on January 31, 2007 as payment for the continued provision of services by Seisint during each of those months.

     D. In the event that Edentify fails to make any of the foregoing payments on or before the specified time and date:

          i. the payment obligations and terms set forth in the Agreement prior to execution of this Amendment are reinstated as if they had never been deleted and Seisint's rights to enforce such payment obligations are reinstated.

          ii. immediately upon any such failure, Seisint may without liability terminate the provision of service to Edentify without notice.

2. In consideration for executing this Amendment Edentify, on behalf of itself and its affiliates, hereby releases and forever discharges Seisint and its affiliates, and their respective officers, directors, shareholders, licensees, trustees, members, managers, employees, heirs, administrators, agents, partners, attorneys, underwriters, predecessors, successors, affiliates and assigns from any and all claims, damages, judgments, liens, demands, orders, requests, actions, suits, causes of action, liabilities, losses, costs, penalties, fines, expenses and demands of every kind or nature whatsoever whether at law or in equity, known to Edentify as of the date of this Amendment, matured or unmatured, arise out of or relate to Seisint's obligations under the Agreement.


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                                                                           FINAL

     Claims arising after the date of this amendment shall be subject to the claims resolution provisions contained within the Master Agreement.

     Upon payment to Seisint of all of the amounts described in Section 1 of this Amendment, the Agreement shall immediately terminate and Seisint and Edentify agree to waive and release all claims they may have at that time against each other.

3. Provided that Edentify meets all obligations set forth in Section 1 of this Amendment, Seisint shall continue to provide service to Edentify pursuant to SOW 1 until January 31, 2007 but Seisint shall not hereafter update the data it provides to Edentify.

4. Provided that Edentify meets all obligations set forth in Section 1 of this Amendment, the term of the Agreement, and including but not limited to SOW 1 to the Agreement, shall end at midnight on January 31, 2007 and any terms in the Agreement that provide otherwise are hereby deleted.

5. The Parties agree that the Agreement is amended solely as stated in this Amendment and that the Agreement shall otherwise, providing that Edentify complies with the terms herein, remain in full force and effect and shall govern the relationship, duties, and rights of the Parties. All capitalized terms used in this Amendment, but not otherwise defined herein, shall have the meanings set forth in the Agreement.

6. This Amendment sets forth the entire agreement and understanding of the Parties with respect to the subject matter hereof and shall supersede and cancel all prior offers, negotiations, and agreements between the parties that strictly relate to the matters contained herein. If a conflict arises between the terms and conditions of this Amendment and the Agreement, then such conflict shall be resolved in favor of this Amendment.

     IN WITNESS WHEREOF, the Parties have duly executed and delivered this Amendment on the date set forth above.

SEISINT, INC.                           EDENTIFY, INC.


By: /s/ James Peck                      By: /s/ Terrence DeFranco
    ---------------------------------       ------------------------------------
Name: James Peck                        Name: Terrence DeFranco
Title: CEO                              Title: CEO


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